Schedule A

amended as of August 29, 2013

to the

Sub-Advisory Agreement

dated January 11, 2013

between

AdvisorShares Investments, LLC

and

Treesdale Partners, LLC

ADVISORSHARES TRUST

International Gold ETF

Gartman Gold/Euro ETF

Gartman Gold/Yen ETF

Gartman Gold/British Pound ETF

Gartman Oil/Euro ETF

Gartman Oil/Yen ETF

Gartman Oil/British Pound ETF

Treesdale Rising Rates ETF

Agreed and Accepted:

AdvisorShares Investments, LLC	Treesdale Partners, LLC

By:	By:
/s/ Dan Ahrens	/s/ Yung Lim

Name:	Name:

Dan Ahrens	Yung Lim

Title:	Title:

Managing Director	Managing Member